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                                                                     EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-55727 of Black Hawk Gaming & Development Company, Inc. on Form S-3 and in Registration Statement No. 333-90067 of Black Hawk Gaming & Development Company, Inc. on Form S-8 of our report dated March 6, 2000, appearing in this Annual Report on Form 10-K of Black Hawk Gaming & Development Company, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
May 12, 2000


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